SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2019

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Curt Steichen Employment Agreement

(b)     On September 17, 2019, Nortech Systems Incorporated (the “Company”) entered into an Employment Agreement with Curtis Steichen (the “Steichen Agreement”) as the Company’s Senior Vice President of Sales. The Steichen Agreement wholly supersedes and terminates all prior employment and change of control agreements between the Company and Mr. Steichen. The term of the Steichen Agreement continues until September 30, 2020 which will automatically renew for successive one-year renewal terms unless either party notifies the other party in writing at least ninety days prior to expiration. Under the Steichen Agreement, Mr. Steichen is entitled to receive a salary equivalent to a monthly amount of $175,000 an is eligible to participate in the Company’s benefit plans and equity incentive plans. Mr. Steichen is eligible for bonus compensation based upon satisfaction of specific criteria to be determined each calendar year, with a stated payout percentage of up to 60% of base salary under the bonus plan.

The Steichen Agreement has customary non-solicitation and confidentiality provisions.

Under the Steichen Agreement, if Mr. Steichen's employment is terminated by the Company without Cause (as defined in the Steichen Agreement) or by Mr. Steichen for Good Reason (as defined in the Steichen Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Steichen Agreement or (b) nine months, (ii) the bonus earned under Mr. Steichen's incentive bonus plan for the fiscal year in which his termination occurred, prorated for the portion of such fiscal year through the date of such termination and payable at the same time as annual bonuses are paid to the Company’s other executive officers and (iii) certain benefits set forth in the Steichen Agreement.

If Mr. Steichen’s employment is terminated within 12 months after a Change of Control (as defined in the Steichen Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Steichen Agreement or (b) nine months , (ii) the bonus earned under Mr. Steichen's incentive bonus plan for the fiscal year in which his termination due to Change of Control occurred, prorated for the portion of such fiscal year through the date of such termination and payable at the same time as annual bonuses are paid to the Company’s other executive officers and (iii) certain benefits set forth in the Steichen Agreement.

The foregoing summary of the Steichen Agreement is qualified in all respects by the Steichen Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement between Nortech Systems Inc. and Curtis J. Steichen (furnished)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019

Nortech Systems Incorporated
(Registrant)

/s/ Constance M. Beck
Constance M. Beck Chief Financial Officer

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